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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the use of our report dated April 22, 2005 on the financial statements and financial highlights of Duncan-Hurst International Growth Fund, a series of Professionally Managed Portfolios, in the Registration Statement on Form N-14 of Nicholas-Applegate Institutional Funds. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders, which is incorporated by reference into the Registration Statement.





                                                /S/   TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
OCTOBER 18, 2005